Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED

August 6, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re: Sawadee Ventures, Inc.

Dear Sirs:

We were previously the principal auditors for Sawadee Ventures, Inc. and we reported on the financial statements of Sawadee Ventures, Inc. for the period from inception, September 26, 2006 to June 30, 2009. We have read Sawadee Ventures Inc.'s statements under Item 4 of its Form 8-K, dated August 6, 2009, and we agree with such statements.

For the most recent fiscal period through to June 30, 2009, there have been no disagreements between Sawadee Ventures, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,


/s/ Moore & Associates, Chartered
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Moore & Associates, Chartered
Las Vegas, Nevada




                 6490 West Desert Inn Road, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501